EXHIBIT 99.1

Einstein Noah Restaurant Group Revises Supplemental Pro Forma Information for the Second Quarters and Year to Date Periods Ended July 4, 2006 and July 3, 2007, Respectively.

LAKEWOOD, Colorado — Einstein Noah Restaurant Group, Inc. (Nasdaq: BAGL) revised its press release issued on August 9, 2007.  The revised supplemental pro forma information, as presented below, revises interest expense for the second quarter and year to date periods ended July 4, 2006 and July 3, 2007 pro forma information included in the previous press release.  The supplemental pro forma information assumes the secondary public offering and the amended credit facility were transacted on the day immediately preceding the second quarters and the fiscal years of 2006 and 2007, respectively. Specifically, the revisions are included in paragraph 6 on page 2 and the pro forma table on page 9.  The complete text of the revised release follows.

FOR IMMEDIATE RELEASE:
August 10, 2007

Einstein Noah Restaurant Group Reports Solid Growth in Operating Income Driven By Comp Store Sales and Improving Restaurant Margins

Selected Second Quarter Highlights:

•                  Comparable store sales growth at company-owned restaurants of 5.2% in the second quarter.  Eleventh consecutive quarter of positive comparable store sale growth.

•                  Restaurant gross profit increased 7.6% to $18.9 million in the second quarter

•                  Average unit volume for company-owned stores increased to $884,000 for trailing 12 months

•                  Second quarter operating income increased 113% to $6.7 million.

•                  Opened 1 new company-owned restaurant and 6 new licensed locations in the quarter

•                  Successful completion of public offering and amended credit facility enabled substantial reduction in indebtedness and projected cash interest expense savings of approximately $11.7 million annually.

LAKEWOOD, Colorado — Einstein Noah Restaurant Group, Inc. (Nasdaq-BAGL) today announced strong results for its second quarter and six-month period ended July 3, 2007.  The Company posted strong profit growth driven by positive comparable store sales and higher restaurant operating margins.

“The first six months of 2007 have been eventful and productive for Einstein Noah’s Restaurant Group,” said Paul Murphy, president and CEO.  “We changed our name to more accurately reflect and promote our core brands and we relocated our corporate headquarters into a more efficient, cost-effective facility with ample expansion potential.  We also completed a public stock offering that generated more than $83 million in new capital to strengthen our balance sheet and position us for continued growth and improved earnings power.  At the same time, we have continued to expand our business with two new company-owned and 10 new licensed restaurant locations opened year to date. I am also happy to report that we have signed a multi-unit development agreement with Philip Enterprises to franchise our Einstein Bros. Bagel restaurants in the Northwest Arkansas area, our second multi-unit development agreement for Einstein Bros. Bagels.”

Second Quarter Business Review

Comparable store sales grew by 5.2% in the second quarter — the Company’s 11th consecutive quarter of sales growth in company-owned restaurants.  This continued improvement was attributable to system-wide price increases, growth in product sales and a shift in product mix to higher priced items.

Total revenue in the second quarter was $101.1 million, up 3.2% from revenue of $98.0 million in the same quarter a year ago.  Revenue from company-owned restaurant sales increased 2.9% to $94.1 million despite the planned closure of underperforming company-owned restaurants, which resulted in a net 16 fewer company-owned restaurants in the second quarter of 2007 versus the year-ago second quarter.  Average unit volume in company-owned stores increased to $884,000 for the trailing twelve months.

Total operating expenses declined by 10.7% in the second quarter to $13.7 million from $15.3 million in the same quarter a year ago.  This decline was attributable to a 53% decrease in depreciation and amortization expense, which fell to $2.6 million from $5.6 million in the comparable second quarter as a result of certain intangible assets becoming fully amortized and a large portion of fixed assets becoming fully depreciated in mid-2006.  General and administrative expenses were up 11.6% to $10.9 million from $9.7 million. The majority of this increase was attributable to stock-based compensation expense.  In addition, the Company incurred approximately $400,000 of one-time costs in the second quarter related to the amendment of the first lien credit facility and the relocation of its corporate headquarters.

The Company reported a net loss of $250,000, or $0.02 per basic and diluted share, in the second quarter as compared with a net loss of $1.5 million, or $0.15 per basic and diluted share, in the same quarter last year.  On a pro-forma basis, assuming the stock offering and amendment of the first lien credit facility had occurred at the end of the first quarter and excluding one-time debt restructuring costs, the company would have earned $0.31 per share on a fully diluted basis.

Rick Dutkiewicz, chief financial officer, stated, “We are pleased with our year-to-date financial results, particularly the continued growth in comparable store sales and operating income as well as our pro forma results that reflect our capital structure on a go forward basis.  Our successful secondary stock offering in the second quarter enabled us to pay off higher interest debt and amend our first lien credit facility with more favorable interest rates and covenants.”

2007 Second Half Outlook

Murphy noted, “For the remainder of fiscal 2007, we anticipate opening an additional 9 to 13 company-owned restaurants, which would bring the full year total to 11 to 15 new restaurants.  To date, we have opened 10 new licensed locations and anticipate an additional 30 locations for the remainder of the year.  We also anticipate opening a total of 5 franchised restaurants between our Einstein Bros. Bagels and Manhattan Bagel Bakery brands.”

“The increased capital expenditure limits in our amended first lien credit facility now allow us to upgrade an additional 11 restaurants in fiscal 2007.  With this addition, we now plan to upgrade a total of 37 restaurants in fiscal 2007.”

“For the last few months, we have been testing a line of pizza bagels in the Denver market.  The success of this product from both a sales and gross margin standpoint has led us to commit to rolling out this product to the majority of the Einstein Bros. Bagel restaurants nationwide by the end of this fiscal year.”

Conference Call

The Company will conduct a conference call and Webcast today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time).

The call-in numbers for the conference call are 877-381-6509 for domestic toll free and 706-679-7388 for international.  The conference ID number is 11538614.  A telephone replay will be available through August 23, 2007, and may be accessed by calling 800-642-1687 for domestic toll free or 706-645-9291 for international.  The conference ID number is 11538614.

To access a live Webcast of the call, please visit Einstein Noah’s Website at www.einsteinnoah.com.  A replay of the Webcast will be available on the Website through September 9, 2007.

About Einstein Noah Restaurant Group, Inc.

Einstein Noah Restaurant Group is the largest owner/operator, franchisor and licensor of bagel specialty restaurants in the United States.  The Company has approximately 600 restaurants in 36 states and the District of Columbia under the Einstein Bros. Bagels, Noah’s New York Bagels and Manhattan Bagel brand.  Einstein Noah’s product offerings include fresh bagels and other bakery items baked on-site, made-to-order breakfast and lunch sandwiches on a variety of bagels and breads, gourmet soups and salads, decadent desserts, premium coffees, and an assortment of snacks.  The Company’s manufacturing and commissary operations prepare and assemble consistent, high-quality ingredients that are delivered fresh to its restaurants. More information is available on the Company’s website at www.einsteinnoah.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “expectations,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target”, “trend” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These factors include but are not limited to (i) the results for period over period revenue, gross profit, operating income, net income, depreciation and amortization, and comparable store sales are not necessarily indicative of future results and are subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; (ii) the results for the 2007 second quarter are not necessarily indicative of future results, which are subject to a variety of factors, including consumer preferences and the economy and increasing utility and other costs, and other seasonal effects; (iii) the estimated $11.7 million annual interest savings is dependent upon LIBOR and Prime rates remaining stable; (iv) the ability to upgrade restaurants is dependent on available capital, available space, store layouts, availability of contractors and materials, and the ability to obtain necessary permits and licenses; (v) the ability to develop and open new company-owned, licensed and franchise restaurants is dependent upon the availability of capital, the availability of desirable locations, reaching favorable lease terms, as well as the availability of contractors and materials, and ability to obtain necessary permits and licenses; (vi) the ability to roll-out the pizza bagel into new markets is dependent upon, among other factors, our ability to obtain and install the equipment required, obtain permits, if necessary, and train personnel; (vii) the ability to implement our growth initiatives is dependent on many factors including our ability to train personnel, the availability of products, our ability to develop new menu items and to produce those  items in the restaurants, and the availability of capital and consumer acceptance.  These and other risks are more fully discussed in the Company’s SEC filings.  These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-393-7044

jay@pfeifferhigh.com

Rick Dutkiewicz

Chief Financial Officer

303-568-8004

rdutkiewicz@einsteinnoah.com

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 2, 2007 AND JULY 3, 2007

(in thousands, except share information)

(unaudited)

	January 2,	July 3,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$5,477	$7,110
Restricted cash	2,403	1,715
Franchise and other receivables, net of allowance of $505 and $432, respectively	6,393	6,010
Inventories	4,948	4,966
Prepaid expenses and other current assets	4,529	4,780
Assets held for sale	1,144	—
Total current assets	24,894	24,581

Restricted cash long-term	284	278
Property, plant and equipment, net	33,889	38,733
Trademarks and other intangibles, net	63,806	63,806
Goodwill	4,875	4,875
Debt issuance costs and other assets, net	5,406	3,853

Total assets	$133,154	$136,126

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,347	$4,834
Accrued expenses	25,855	21,067
Short term debt and current portion of long-term debt	3,605	1,180
Current portion of obligations under capital leases	76	77
Total current liabilities	32,883	27,158

Senior notes and other long-term debt, net of discount	166,556	89,380
Obligations under capital leases	124	84
Other liabilities	8,822	8,591
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	57,000	57,000
Total liabilities	265,385	182,213

Commitments and contingencies (see Note 10)

Stockholders’ deficit:

Series A junior participating preferred stock, 700,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 25,000,000 shares authorized; 10,596,419 and 15,739,355 shares issued and outstanding	11	16
Additional paid-in capital	176,797	262,055
Accumulated deficit	(309,039)	(308,158)
Total stockholders’ deficit	(132,231)	(46,087)
Total liabilities and stockholders’ deficit	$133,154	$136,126

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SECOND QUARTER AND YEAR TO DATE PERIODS ENDED JULY 4, 2006 AND JULY 3, 2007

(in thousands, except earnings per share and related share information)

(unaudited)

	Second quarter ended:		Year to date ended:
	July 4,	July 3,	July 4,	July 3,
	2006	2007	2006	2007
Revenues:
Company-owned restaurant sales	$91,507	$94,141	$182,087	$183,256
Manufacturing and commissary revenues	5,196	5,682	10,469	11,500
Franchise and license related revenues	1,253	1,232	2,476	2,554

Total revenues	97,956	101,055	195,032	197,310

Cost of sales:
Company-owned restaurant costs	73,964	75,257	147,490	146,589
Manufacturing and commissary costs	5,502	5,380	10,507	10,802

Total cost of sales	79,466	80,637	157,997	157,391

Gross profit	18,490	20,418	37,035	39,919

Operating expenses:
General and administrative expenses	9,727	10,855	20,288	21,587
Depreciation and amortization	5,594	2,623	11,598	5,042
Loss (gain) on sale, disposal or abandonment of assets, net	(8)	31	13	405
Impairment charges and other related costs	7	166	83	185

Income from operations	3,170	6,743	5,053	12,700
Other expense:
Interest expense, net	4,712	4,144	9,921	8,933
Write-off of debt discount upon redemption of senior notes	—	528	—	528
Prepayment penalty upon redemption of senior notes	—	240	4,800	240
Write-off of debt issuance costs upon redemption of senior notes	—	2,071	3,956	2,071
Other	—	—	10	—

Income (loss) before income taxes	(1,542)	(240)	(13,634)	928

Provision for income taxes	—	10	—	47

Net income (loss)	$(1,542)	$(250)	$(13,634)	$881

Net income (loss) per common share — Basic	$(0.15)	$(0.02)	$(1.35)	$0.08
Net income (loss) per common share — Diluted	$(0.15)	$(0.02)	$(1.35)	$0.07

Weighted average number of common shares outstanding:
Basic	10,171,236	11,775,597	10,118,154	11,190,612
Diluted	10,171,236	11,775,597	10,118,154	11,874,874

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR TO DATE PERIODS ENDED JULY 4, 2006 AND JULY 3, 2007

(in thousands)

(unaudited)

	July 4,	July 3,
	2006	2007
OPERATING ACTIVITIES:
Net income (loss)	$(13,634)	$881
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,598	5,042
Stock based compensation expense	408	1,250
Loss, net of gains, on disposal of assets	13	405
Impairment charges and other related costs	83	185
Provision for losses on accounts receivable, net	132	25
Amortization of debt issuance and debt discount costs	419	392
Write-off of debt issuance costs	3,956	2,071
Write-off of debt discount	—	528
Paid-in-kind interest	643	904
Changes in operating assets and liabilities:
Franchise and other receivables	433	358
Accounts payable and accrued expenses	332	(1,225)
Other assets and liabilities	(105)	(2,500)

Net cash provided by operating activities	4,278	8,316

INVESTING ACTIVITIES:
Purchase of property and equipment	(5,400)	(12,404)
Proceeds from the sale of equipment	153	1,164

Net cash used in investing activities	(5,247)	(11,240)

FINANCING ACTIVITIES:
Proceeds from secondary common stock offering	—	90,000
Costs incurred with offering of our common stock	—	(6,417)
Proceeds from line of credit	24	—
Repayments of line of credit	(24)	—
Payments under capital lease obligations	(20)	(39)
Repayment of notes payable	(160,000)	—
Borrowings under First Lien	80,000	11,900
Repayments under First Lien	(475)	(475)
Borrowing under Second Lien	65,000	—
Repayments under Second Lien	—	(65,000)
Borrowings under Subordinated Note	24,375	—
Repayments under Subordinated Note	—	(25,000)
Debt issuance costs	(4,916)	(842)
Proceeds upon stock option and warrant exercises	187	430

Net cash provided by financing activities	4,151	4,557

Net increase in cash and cash equivalents	3,182	1,633
Cash and cash equivalents, beginning of period	1,556	5,477
Cash and cash equivalents, end of period	$4,738	$7,110

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (“GAAP”) included in this release, the Company has provided certain non-GAAP financial information, which is Adjusted EBITDA (as described in more detail in the next section).  Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measure in context.  See the “Calculation of Adjusted EBITDA” table below.

Adjusted EBITDA

Adjusted EBITDA is defined as recurring earnings before interest, taxes, depreciation and amortization and represents operating profit plus other charges set forth in the attached Calculation of Adjusted EBITDA. Adjusted EBITDA is not adjusted for all non-cash expenses or for working capital, capital expenditures or other investment requirements and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. Thus, Adjusted EBITDA should not be considered in isolation or as a substitute for net earnings or cash provided by operating activities, each prepared in accordance with GAAP, when measuring Einstein Noah Restaurant Group, Inc.’s profitability or liquidity as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

	Second quarter ended		Year to date ended
	July 4, 2006	July 3, 2007	July 4, 2006	July 3, 2007
Net income (loss)	$(1,542)	$(250)	$(13,634)	$881
Adjustments
Legal costs associated with amended First Lien Term Loan	—	191	—	191
Interest expense, net	4,712	4,144	9,921	8,933
Write-off of debt discount upon redemption of senior notes	—	528	—	528
Prepayment penalty upon redemption of senior notes	—	240	4,800	240
Write-off of debt issuance costs upon redemption of senior notes	—	2,071	3,956	2,071
Depreciation and amortization	5,594	2,623	11,598	5,042
Loss (gain) on sale, disposal or abandonment of assets, net	(8)	31	13	405
Impairment charges and other related costs	7	166	83	185
Provision for income taxes	—	10	—	47
Consolidated adjusted EBITDA	$8,763	$9,754	$16,737	$18,523

The following table reconciles our net income and earnings per share as reported under GAAP in the United States with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference.  These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP.  We believe that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.  These calculations set forth the pro forma effects of how our secondary public stock offering and our amendment of the First Lien Term Loan facility would have affected our consolidated statements of operations if the transactions had been consummated on the last day of the period prior to the beginning of the quarters and the year to date periods ended July 4, 2006 and July 3, 2007.  As a result of these transactions, we were able to pay off our higher interest rate debt.

	Second quarter ended		Year to date period ended
	July 4, 2006	July 3, 2007	July 4, 2006	July 3, 2007
Net income (loss)	$(1,542)	$(250)	$(13,634)	$881
Add
Legal costs associated with amended First Lien Term Loan	—	191	—	191
Interest expense, net	4,712	4,144	9,921	8,933
Write-off of debt discount upon redemption of senior notes	—	528	—	528
Prepayment penalty upon redemption of senior notes	—	240	4,800	240
Write-off of debt issuance costs upon redemption of senior notes	—	2,071	3,956	2,071
Interest Income	64	112	113	211
Less
Interest expense under amended $90 Million First Lien Term Loan at 6.96% for 2006 and 7.39% for 2007	1,566	1,663	3,132	3,326
Other interest expense	76	15	156	32
Unused Line Fee of $13.3 million at 0.50%	17	17	33	33
Amortization of debt issuance costs	120	120	241	241
Letter of Credit Fee of $6.7 million at 2.50%	42	42	84	84
Pro forma pre-tax income	$1,413	$5,180	$1,510	$9,339

Common shares outstanding as of April 4, 2006, April 3, 2007, January 3, 2006, and January 2, 2007	10,065,072	10,612,227	10,065,072	10,596,419
Shares issued in secondary public offering	5,000,000	5,000,000	5,000,000	5,000,000
Common stock issued upon stock option exercise	45,151	127,128	45,151	142,936
Pro-forma weighted average number of common shares outstanding as of July 4, 2006 and July 3, 2007 - Basic	15,110,223	15,739,355	15,110,223	15,739,355
Dilutive effect of stock options	435,912	821,551	418,168	684,262
Pro-forma weighted average number of common shares outstanding as of July 4, 2006 and July 3, 2007 - Diluted	15,546,135	16,560,906	15,528,391	16,423,617

Pro-forma EPS - Basic	$0.09	$0.33	$0.10	$0.59

Pro-forma EPS - Diluted	$0.09	$0.31	$0.10	$0.57